UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2021

GREENSKY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38506	82-2135346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector	Suite 700	30342
Atlanta,	Georgia	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (678) 264-6105
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	GSKY	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

During 2020, GreenSky (which, for purposes of this Report, includes GreenSky, Inc., and its subsidiaries) sold 100% participation interests in approximately 29,000 loans originated under the GreenSky Program with a net aggregate outstanding principal balance of approximately $314 million to an investor. GreenSky acquired the participation interests from one of its bank partners, who retained title and servicing rights to the loans. In connection with these transactions, GreenSky entered into various agreements, including an agreement to continue servicing the loans on behalf of the bank partner. In addition, GreenSky made various representations regarding the loans, the participation interests and related matters, which, if breached, would require GreenSky to repurchase the participation interests at a price specified in the agreements. The agreements also provide for additional purchase price to be paid to GreenSky if certain performance thresholds related to the loans are met at specified periods following the acquisition.

GreenSky expects that the investor will transfer the participation interests and certain rights of the investor in the agreements to a securitization vehicle and that notes indirectly secured by the participation interests will be sold in one or more private placements. The bank partner will continue to retain servicing rights to the loans and GreenSky will continue to act as first-party servicer of the loans on behalf of the bank partner. In addition, GreenSky will re-make certain of the representations it made to the investor directly to the securitization vehicle, which, if breached, would require GreenSky to repurchase the participation interests at a price specified in the agreements. The securitization vehicle will pay a servicing fee to the bank partner for the servicing of the loans, a portion of which will be paid by the bank partner to GreenSky in respect of its services on behalf of the bank partner. The servicing fee payable by the securitization vehicle is subordinate to certain fees, expenses and indemnities (if any) payable by the securitization vehicle. The amounts payable by the securitization vehicle as additional purchase price are subordinate to fees, expenses, indemnities (if any), interest on and principal of the issued notes, and required reserves payable by the securitization vehicle, although if the securitization vehicle fails to make a required payment of additional purchase price, then an affiliate of the investor is obligated to make the payment.

Neither GreenSky nor any of its bank partners organized or initiated the securitization transaction described above, was involved in the structuring of the transaction, the sale of the notes, or the negotiation or execution of any transaction documents to which they are not parties. Without limiting the foregoing, neither GreenSky nor its bank partners has any direct obligations to any holders of the notes, any responsibility for the offering document or offering process, or other obligations to any of the parties participating in the transaction described above except for those specified in the transaction documents to which they are parties.

The participation interests sold to the investor and that are anticipated to be included in the securitization transaction relate solely to reduced rate loans made primarily to finance home improvement-related products and services, which are a subset of loans originated under the GreenSky Program. The performance of this subset of loans is not indicative of the performance of all loans originated under the GreenSky Program and the characteristics of the loans underlying the participation interests is not indicative of the characteristics of all loans originated under the GreenSky program. GreenSky expects that the private placement memorandum used in connection with the offering of the notes relating to the securitization will only contain performance information regarding this subset of loans and the characteristics of the loans underlying the participation interests being securitized. For certain information regarding the characteristics and performance of GreenSky Program loans and GreenSky Program home improvement-related loans, see slides 26 and 27, respectively, contained in Exhibit 99.1 to the Form 8-K filed by GreenSky on January 12, 2021.

Attached as Exhibit 99.1 are selected portions of the current draft of the preliminary private placement memorandum expected to be used in connection with the private placement process for the notes and definitions for the defined terms used in the selected portions.

The information furnished in Item 7.01 of this report, including the accompanying exhibits, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed incorporated by reference into any filing of GreenSky under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information in Item 7.01 of this report, including the accompanying exhibits, speaks only as of the date hereof. The Company disclaims any intent or obligation, other than as required by law, to update this information in light of new information or future events.

This report is not an offer to sell the notes or a solicitation of an offer to buy the notes. If the notes are offered, GreenSky has been advised that they will be offered by an affiliate of the investor in a private placement solely to qualified investors in reliance on Rule 144A under the Securities Act, or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. GreenSky also has been advised that the notes, if issued, will not be been registered under the Securities Act or the laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. GreenSky also has been advised that any offer of the notes will be made only by the issuer by means of a private placement memorandum; if there is an offering, this report will not constitute offering materials with respect such an offering.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Selected portions from current draft of preliminary private placement memorandum
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENSKY, INC.

Date:	February 2, 2021	By:	/s/ Andrew Kang
		Name:	Andrew Kang
		Title:	Executive Vice President and Chief Financial Officer